AGREEMENT


         THIS AGREEMENT (this "Agreement") is made and entered into this 7th day of September, 2001, by and between NOBILITY HOMES, INC., a Florida corporation (the "Purchaser"), whose postal address is Post Office Box 1659, Ocala, Florida 34478, and TERRY E. TREXLER, a natural person (the "Shareholder"), whose postal address is Post Office Box 1659, Ocala, Florida 34478.

                                   WITNESSETH:

         WHEREAS, the Purchaser has procured certain life insurance policies on the life of the Shareholder and has agreed to use the proceeds of said policies to purchase certain of Shareholder's shares of the Purchaser.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties hereto agree as follows:

         1. Recitals. The recitals set forth above in the "Whereas" clauses are true and correct and are incorporated herein by reference.

         2. Life Insurance Policies. Purchaser is the owner and beneficiary of two life insurance policies on the life of the Shareholder as follows:
(i) 1971 Prudential Insurance Company Policy No. 35853976, (ii) 1970 Prudential Life Insurance Policy No. 35718366, and (iii) Prudential Life Insurance Policy No. 35417145 (hereinafter together referred to as the "Life Insurance"), all of which are individual whole life policies with an original death benefit in the total aggregate amount of $960,000. The Life Insurance has a current death benefit of approximately $2,000,000. Purchaser hereby agrees that it shall not borrow against or cause for any reason the cancellation or redemption of policies without the consent of the Shareholder.

         3. Use of Life Insurance Proceeds. Upon the death of the Shareholder, the Purchaser hereby agrees to use the proceeds of the Life Insurance to purchase the amount of whole shares of the Purchaser owned by the Shareholder which can be purchased using the proceeds of the Life Insurance. The Life Insurance proceeds shall be divided by the Closing Price per share, as described herein, to determine the amount of shares of the Shareholder to be purchased by the Purchaser from the Shareholder's personal representative, heir or estate (the "Representative"). The "Closing Price" per share of the Purchaser shall be the average closing price on the NASDAQ Exchange for the five (5) days prior to the Shareholder's death. The Representative of the Purchaser's estate shall execute any and all documents necessary to complete the purchase.

         4. Mandatory Sale and Purchase. The Shareholder's Representative must sell and the Purchaser must buy the shares as described under this Agreement.

         5. Governing Law. The validity, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida and jurisdiction for any dispute shall be in Marion County, Florida in the appropriate court.

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         6.   Prevailing Party If any legal action is brought for the enforce-
ment of this Agreement, or because of an alleged dispute, breach, or default in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and any other cost incurred in that action or proceeding, including appellate, in addition to any other relief to which they may be entitle.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the day and year first above written.

                                       NOBILITY HOMES, INC.,
                                       a Florida corporation



                                       By:    /s/ Thomas W. Trexler
                                          --------------------------------------
                                            Thomas W. Trexler,
                                            as executive Vice President




                                          /s/ Terry E. Trexler
                                       -----------------------------------------
                                       TERRY E. TREXLER, Shareholder